UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Departure of Principal Operating Officer

On June 11, 2018, Ronald Shiftan, the Vice Chairman of the Board of Directors (the “Board”) and Chief Operating Officer of Lifetime Brands, Inc. (the “Company”), informed the Company of his retirement as an officer of the Company, effective March 15, 2019 (the “Retirement Date”).

(e) Compensatory Arrangements of Principal Operating Officer

In connection with his retirement, the Company and Mr. Shiftan entered into a Retirement Agreement (the “Retirement Agreement”) setting forth the terms of his continued employment through the Retirement Date. Prior to the Retirement Date, the Company and Mr. Shiftan agreed that neither will terminate Mr. Shiftan’s employment pursuant to the Third Amended and Restated Employment Agreement by and between the Company and Mr. Shiftan, dated as of November 24, 2015, including amendments through November 8, 2017 (the “Employment Agreement”), except by the Company for cause, by Mr. Shiftan for good reason, by either of them on account of disability, or by reason of Mr. Shiftan’s death.

During the period from June 11, 2018 through the Retirement Date (the “Transition Period”), Mr. Shiftan will continue to perform such duties as may be assigned to him by the Company’s Chief Executive Officer, provided that during the period from January 1, 2019 through the Retirement Date, his time commitment will be reduced to 50% of what it had been over the prior 36 months.

Unless his employment is terminated as described above, through the Retirement Date, Mr. Shiftan will remain Vice Chairman of the Board (subject to re-election to the Board at the Company’s 2018 Annual Meeting of Stockholders scheduled to be held on June 28, 2018) and Chief Operating Officer, and will continue to be entitled to receive his base salary and expense reimbursement, automobile, vacation, pension, insurance and other benefits provided pursuant to the Employment Agreement and continued vesting of his previously granted equity awards. The Company will continue to pay him 100% of his base salary pursuant to the Employment Agreement through December 31, 2018, and then for the remainder of the Transition Period will pay him at the rate of 50% of such base salary. His 2018 bonus eligibility will be determined and paid in accordance with the Employment Agreement, provided that he will not be entitled to any other bonus compensation, including in respect of the portion of the year that he works in 2019.

On or following the Retirement Date, as long as Mr. Shiftan remains employed by the Company until the Retirement Date, (i) his unvested time-based equity awards will vest, (ii) his performance-based equity awards will vest to the extent that the applicable performance goals were obtained and pro-rated for the portion of the performance period ending on the Retirement Date, (iii) he will receive a lump sum payment equal to the sum of (a) $650,000 and (b) the average of the bonuses paid to him pursuant to the Employment Agreement for each of 2016, 2017 and 2018, (iv) he will receive reimbursement of up to six months of rental payments on an apartment that he maintains near the Company’s principal offices, and (v) he will be permitted to serve out the remainder of his term as a member of the Board (subject to the Board’s right to remove him for cause), in each case upon the effectiveness of a customary release executed by him on or after the Retirement Date but no later than April 22, 2019.

Following the Retirement Date, Mr. Shiftan will remain subject to the non-competition and non-solicitation obligations set forth in the Employment Agreement.

The foregoing description is qualified in its entirety by the Retirement Agreement, which is filed as Exhibit 10.1 hereto and hereby incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

On June 12, 2018, the Company issued a press release to announce Mr. Shiftan’s retirement. A copy of the press release is filed as Exhibit 99.1 hereto and hereby incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement Agreement, dated June 11, 2018, by and between Lifetime Brands, Inc. and Ronald Shiftan

99.1	Press release of Lifetime Brands, Inc., dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFETIME BRANDS, INC.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Dated: June 12, 2018